Exhibit 5.1

October 7, 2015

CPI Card Group Inc.

10368 West Centennial Road

Littleton, CO 80127

Re:                             Form S-1 Registration Statement (Registration No. 333- 206218)

Ladies and Gentlemen:

We have acted as special counsel to CPI Card Group Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (Registration No. 333- 206218) initially filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2015, as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of the offer and sale of up to 18,400,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including up to 2,400,000 shares of Common Stock that may be purchased by BMO Capital Markets Corp., Goldman, Sachs & Co., CIBC World Markets Inc., Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C., Raymond James & Associates, Inc., Scotia Capital (USA) Inc. and Griffiths McBurney Corp.  Of the shares of Common Stock to be registered pursuant to the Registration Statement, 12,216,000 shares are being offered by the Company (the “Company Shares”) and up to 6,184,000 shares are being offered by certain selling stockholders (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions.  In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as in effect on the date hereof, (ii) the Bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement and (iv) resolutions of the Board of Directors of the Company, relating to, among other matters, the issuance of the Shares and the filing of the Registration Statement.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (1) the Company Shares have been duly authorized and, when the Company Shares are delivered to the Company’s underwriters against payment of the agreed consideration therefor in accordance with the underwriting agreement, the Shares will be validly issued, fully paid and nonassessable and (2) the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing.  We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP

Winston & Strawn LLP